Exhibit 99.3

General Cannabis Corp. Names Seth Oster to its Board of Directors

DENVER, CO (August 12, 2019) PRNewswire – General Cannabis Corporation (OTCQB: CANN), the comprehensive resource to the regulated cannabis industry, announced today that veteran communications and public affairs executive Seth Oster has been elected to its Board of Directors.

Oster has over 25 years of experience leading corporate communications, marketing and public affairs efforts at high levels of the federal government and in the private sector. He currently serves as Global Chief Communications Officer at leading talent and entertainment company United Talent Agency (UTA). He has previously held positions as the top communications executive for Paul Allen’s Vulcan, Inc, accounting and consulting giant KPMG, and publicly traded companies, including Napster and Stamps.com.

Oster also has an extensive background in politics—having served in both the legislative and executive branches of the U.S. government. Oster was appointed by President Barack Obama in 2009 to lead public affairs at the U.S. Environmental Protection Agency (EPA) and earlier in his career was a top aide to U.S. Senator Dianne Feinstein.

“Seth’s expertise in communications, experience with game-changing companies, and time in the government trenches all will help strengthen General Cannabis’ business as it evolves into a leader in its field,” said Michael Feinsod, Chief Executive Officer of General Cannabis Corp. “His unique perspective and counsel will be an exceptional asset as we continue to execute our strategies and enhance value for our shareholders.”

Oster is a graduate of The George Washington University in Washington, D.C. He has also served on the boards of a variety of non-profit organizations and as a member of the Pacific Council on International Policy.

About General Cannabis Corp

General Cannabis Corp is the comprehensive national resource for the highest quality service providers available to the regulated cannabis industry. The Company is a trusted partner to the cultivation, production and retail sides of the cannabis business. It achieves this through a combination of strong operating divisions such as security, operational consulting and products, consumer goods and marketing consulting, and capital investments and real estate.  As a synergistic holding company, the Company’s divisions are able to leverage the strengths of each other, as well as a larger balance sheet, to succeed. The Company’s website address is www.generalcann.com.

Forward-looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.   Such forward-looking statements include, but are not limited to, statements regarding the Company’s anticipated growth, possible future business expansions and acquisitions, future sales and initiatives, and position as leaders in the industry.

Any statements that are not statements of historical fact, such as the statements described above, should be considered forward-looking statements.  Some of these statements may be identified by the use of the words “may,” “will,” “believes,” “plans,” “anticipates,” “expects” and similar expressions.  The Company has based these forward-looking statements on current expectations and projections about future events as of the date of this press release.  These forward-looking statements are not guarantees of future performance, conditions or results and involve a number of risks and uncertainties. Actual results may differ materially from those in the forward-looking statements as a result of a number of factors, including changes in the Company’s share price, and those factors described from time to time in the Company’s most recent Annual Report on Form 10-K and most recent Quarterly Report on Form 10-Q under the heading “Risk Factors” and in subsequent filings with the Securities and Exchange Commission. The Company undertakes no duty to update any forward-looking statements made herein.

Contact

Brian Andrews
Chief Financial Officer
General Cannabis Corp
(303) 759-1300